Exhibit 99.1

DETACH HERE

PROXY

VIISAGE TECHNOLOGY, INC.

296 Concord Road, Third Floor,

Billerica, Massachusetts

Proxy Solicited by the Board of Directors

of Viisage Technology, Inc.

for Special Meeting of Stockholders

held on [                        ]

The undersigned stockholder hereby appoints as attorneys and proxies Bernard C. Bailey, Elliot J. Mark and Charles J. Johnson, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned as of [                            ] at the Special Meeting of Stockholders to be held on [                        ], 2006 at [8:00 a.m.], Eastern Daylight Time, at the principal offices of the Company located at 296 Concord Road, Third Floor, Billerica, MA 01821, and any adjournments or postponements thereof.

This proxy when properly executed and returned in a timely manner will be voted at this special meeting and at any adjournment or postponement thereof in the manner described herein. If no direction is given, the proxy will be voted FOR proposals one, two and three, and in accordance with the proxy holder’s discretion respecting any other matters as may properly come before the meeting.

Please mark, date, sign and return this proxy card promptly.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VIISAGE TECHNOLOGY, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS NO. 1 THROUGH 3 TO AMEND THE CERTIFICATE OF INCORPORATION.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance and reservation for issuance of up to [__________] shares of Viisage Technology Inc. common stock to holders of Identix Incorporated securities pursuant to the Agreement and Plan of Reorganization dated January 11, 2006 among Viisage, VIDS Acquisition Corp. and Identix.	☐	☐	☐

2A.	To approve an amendment to Viisage’s certificate of incorporation to increase the authorized number of shares of common stock of Viisage from 75,000,000 shares, $0.001 par value per share, to 125,000,000 shares, $0.001 par value per share, and correspondingly change Viisage’s total number of authorized shares of capital stock from 77,000,000 shares to 127,000,000 shares.	☐	☐	☐

2B.	To approve an amendment to Viisage’s certificate of incorporation to change Viisage’s name to [__________].	☐	☐	☐

2C.	To approve an amendment to Viisage’s certificate of incorporation to grant the full and exclusive power and authority otherwise conferred to the board of directors to the nominating and governance committee to evaluate and nominate candidates for the board (including potential candidates proposed by the chairman, other members of the board and stockholders for evaluation and potential nomination by the nominating and governance committee), or to fill vacancies on the board or newly created directorships.	☐	☐	☐

2D.	To approve an amendment to Viisage’s certificate of incorporation to require approval of two thirds of the entire board of directors and independent directors to change the size of the board of directors.	☐	☐	☐

2E.	To approve an amendment to Viisage’s certificate of incorporation to provide for the approval of two thirds of the entire board of directors and independent directors to further amend the sections of Viisage’s certificate of incorporation relating to Proposals 2C or 2D.	☐	☐	☐

3.	To adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.	☐	☐	☐

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print the full corporate name and indicate the capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print the full corporate name and indicate the capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print the full partnership name and indicate the capacity of the duly authorized person executing on behalf of the partnership.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Signature:	Date:	Signature:	Date:

Whether or not you expect to attend the meeting, please complete, date and sign this proxy and return it prior to the Special Meeting in the enclosed envelope so that your shares may be represented at the meeting.